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                                                                    Exhibit 23.2



                            INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement of AmerUs Life Holdings, Inc. on Form S-4 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended December 31, 1996 and to the references to us under the headings "EXPERTS," "AMVESTORS SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA," and "AMVESTORS FINANCIAL CORPORATION SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Kansas City, Missouri

November 12, 1997